                                                                     Exhibit 4.4

      THIS PREFERRED SECURITY IS A BOOK-ENTRY PREFERRED SECURITIES CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

      UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (55 WATER STREET, NEW YORK), TO BIG FLOWER TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number                             Number of Preferred Securities
     UP-1                                     Such number as shall be set forth
                                             on Schedule A hereto up to but not
                                                    exceeding 2,300,000

                              CUSIP No. 089164305

                              up to $115,000,000

                    Certificate Evidencing Preferred Securities

                                       of

                               Big Flower Trust I



                       6% Convertible Preferred Securities
                 (liquidation amount $50 per Preferred Security)

          Big Flower Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that CEDE & CO. (the "Holder") is the registered owner of such number of preferred securities as shall be set forth on Schedule A hereto up to but not exceeding 2,300,000 preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Big Flower Trust I 6% Convertible Preferred Securities (liquidation amount $50 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of October 14, 1997 as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Big Flower Holdings, Inc., a

Delaware corporation, and The Bank of New York, as Guarantee Trustee, dated as of October 20, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this __th day of __________ 199_.

                         BIG FLOWER TRUST I


                         By:
                              ---------------------------
                              Name:
                              An Administrative Trustee



                   PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Preferred Securities referred to in the within-mentioned Trust Agreement.

Dated:

                         The Bank of New York,
                         as Property Trustee


                         By:
                              ---------------------------
                              Authorized Signatory

                                      ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Insert address and zip code of assignee)

and irrevocably appoints

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:  ___________________

Signature:  ____________________

(Sign exactly as our name appears on the other side of this Preferred Security Certificate)

Signature Guarantee:  ________________________________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                      SCHEDULE A

          The initial liquidation amount of this Global Certificate shall be $(0) and may be increased or decreased as set forth below up to a maximum aggregate principle amount of $115,000,000 Preferred Securities. The following increases or decreases in the liquidation amount of this Global Certificate have been made:


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               Amount of
               increase in
               Liquidation                               Liquidation
               Amount of this         Amount of          Amount of this      Signature of
               Global                 decrease in        Global              authorized
               Certificate            Liquidation        Certificate         officer of
               including upon         Amount of this     following such      Trustee or
               exercise of over-      Global             decrease or         Securities
Date Made      allotment option       Certificate        increase            Custodian
-----------------------------------------------------------------------------------------

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